EXHIBIT B

SCHEDULE OF TRANSACTIONS IN THE SHARES

Trade Date	Purchase/Sale/Gift	Quantity	Price ($)
1/23/2025	Purchase	10,000	$21.44(1)
1/24/2024	Purchase	5,000	$21.89(2)
1/31/2025	Purchase	7,422	$21.92(3)
2/6/2025	Purchase	10,000	$24.22(4)
2/7/2025	Purchase	10,000	$23.08(5)
2/12/2025	Purchase	9,723	$22.92(6)
2/18/2025	Purchase	11,000	$24.28
2/20/2025	Purchase	12,277	$23.42(7)
2/27/2025	Purchase	20,000	$21.18(8)
2/28/2025	Purchase	8,000	$21.36(9)
3/3/2025	Purchase	10,000	$19.76
3/6/2025	Purchase	3,000	$22.48(10)
3/7/2025	Purchase	5,000	$23.88(11)
3/12/2025	Purchase	1,000	$22.90
3/12/2025	Purchase	1,000	$23.20
3/12/2025	Purchase	1,000	$23.10
3/12/2025	Purchase	1,000	$22.95
3/12/2025	Purchase	1,000	$22.85
3/12/2025	Purchase	112	$22.75
3/12/2025	Purchase	888	$21.79
3/12/2025	Purchase	1,000	$22.00
3/12/2025	Purchase	1,000	$22.70
3/12/2025	Purchase	2,000	$22.18
3/13/2025	Purchase	5,000	$21.35
3/17/2025	Sale	1,100,000	$20.00

(1)	This constitutes the weighted average purchase price. The prices range from $21.42 to $21.46. The Reporting Persons will provide upon request by the Securities and Exchange Commission staff (the “SEC Staff”), the Issuer, or a security holder of the Issuer, full information regarding the number of shares purchased at each separate price.

(2)	This constitutes the weighted average purchase price. The prices range from $21.85 to $21.95. The Reporting Persons will provide upon request by the SEC Staff, the Issuer, or a security holder of the Issuer, full information regarding the number of shares purchased at each separate price.

(3)	This constitutes the weighted average purchase price. The prices range from $21.75 to $22.15. The Reporting Persons will provide upon request by the SEC Staff, the Issuer, or a security holder of the Issuer, full information regarding the number of shares purchased at each separate price.

(4)	This constitutes the weighted average purchase price. The prices range from $24.22 to $24.41. The Reporting Persons will provide upon request by the SEC Staff, the Issuer, or a security holder of the Issuer, full information regarding the number of shares purchased at each separate price.

(5)	This constitutes the weighted average purchase price. The prices range from $22.70 to $23.35. The Reporting Persons will provide upon request by the SEC Staff, the Issuer, or a security holder of the Issuer, full information regarding the number of shares purchased at each separate price.

(6)	This constitutes the weighted average purchase price. The prices range from $22.15 to $23.10 The Reporting Persons will provide upon request by the SEC Staff, the Issuer, or a security holder of the Issuer, full information regarding the number of shares purchased at each separate price.

(7)	This constitutes the weighted average purchase price. The prices range from $23.04 to $23.71. The Reporting Persons will provide upon request by the SEC Staff, the Issuer, or a security holder of the Issuer, full information regarding the number of shares purchased at each separate price.

(8)	This constitutes the weighted average purchase price. The prices range from $21.15 to $21.29. The Reporting Persons will provide upon request by the SEC Staff, the Issuer, or a security holder of the Issuer, full information regarding the number of shares purchased at each separate price.

(9)	This constitutes the weighted average purchase price. The prices range from $21.21 to $21.60. The Reporting Persons will provide upon request by the SEC Staff, the Issuer, or a security holder of the Issuer, full information regarding the number of shares purchased at each separate price.

(10)	This constitutes the weighted average purchase price. The prices range from $22.30 to $23.15. The Reporting Persons will provide upon request by the SEC Staff, the Issuer, or a security holder of the Issuer, full information regarding the number of shares purchased at each separate price.

(11)	This constitutes the weighted average purchase price. The prices range from $23.50 to $24.07. The Reporting Persons will provide upon request by the SEC Staff, the Issuer, or a security holder of the Issuer, full information regarding the number of shares purchased at each separate price.